Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this 25th day of May, 2018, by and between National Art Exchange, Inc., a Nevada corporation (the “Buyer” or the “Company”), and Chinese Culture Exchange Holdings Limited, a company formed under the laws of Hong Kong, the owner of eighty-three separate works of art located at Zhong He Tang Museum, 176 Qifeng Road, Dong Guan City, Guangzhou, China, as described and identified on Schedule A attached herein (the “Work”).

The parties agree as follows:

1. Sale. The Seller agrees to sell the Work to the Buyer, and the Buyer agrees to buy the Work from the Seller, subject to the terms and conditions set forth in this Agreement and Schedule A.

2. Purchase Price, Manner of Payment, Transfer of Ownership and Relocation. The purchase price of the Work is $3,995,460,000 RMB (equivalent to approximately $627,023,919 U.S. dollars) (the “Purchase Price”), paid in shares of the Buyer’s common stock par value $0.001 per share, at a negotiated per share price of $12.00. The Buyer will pay the Purchase Price by issuing an aggregate of 52,251,993 shares of the Buyer’s common stock (the “Transaction Securities”) in two installments and delivering stock certificates thereof to the Seller as set forth below. The Buyer shall promptly deliver the first installment of 26,125,996 shares of the Buyer’s common stock upon due execution of this Agreement and the balance of the Transaction Securities promptly upon the Seller’s delivery to the Buyer of all the Related Documents as defined in Section 14 herein and the Company’s increase of its authorized common stock by filing a certificate of amendment to its articles of incorporation with the Secretary of the State of Nevada. On the date of this Agreement, each of the Seller and Purchaser shall deliver or cause to be delivered to each other a copy of this Agreement duly signed by such Seller and Purchaser with the Purchase Price set forth herein and on the signature page.

The Seller shall use commercially reasonable method, such as sufficient anti-theft security and thermal and humidity control, to store and maintain the Work in order to keep the Work in good condition. The Seller shall ensure that the Work is properly and sufficiently insured at all time and beyond this Agreement.

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The Seller cannot relocate any of the Work from its current location (“Relocation”) to a new location without written consent from the Buyer. Any of the Parties may propose to move any of the Work to another location in good faith and at the best interest of such Work and/or the Buyer. Notwithstanding the foregoing, upon execution of this Agreement, the Buyer has the sole discretion to decide where to relocate the Work. Once such Relocation proposal is brought to the attention of both Parties, both Seller and Buyer shall mutually agree to the time, method and new location of the Relocation.

3. Sales Tax. The Seller shall be solely responsible for any and all taxes, duties and customs incurred or to be incurred in connection with this transaction contemplated herein in all jurisdictions, including without limitation People’s Republic of China (“PRC”), Hong Kong, the United States and any provincial, state and local level. To avoid doubt, under no circumstance shall the Buyer be responsible to withhold any taxes on behalf of the Seller unless required by the laws of the United States.

4. Seller’s Representations and Warranties.

A. The Seller represents and warrants that:

(i)	The Work is authentic and was created by the respective artists (the “Artists”) and during the period of time as set forth against the title of each of the Work on Schedule A.

(ii)	The Seller has full legal right and authority to enter into this Agreement, to make the representations and warranties contained in this Agreement and to complete the transaction contemplated by this Agreement.

(iii)	Each of the Work’s exportation from any foreign country has been in conformity with the laws of that country and its importation into PRC and Hong Kong, as applicable, has been, or will be, in conformity with the laws thereof.

(iv)	The Seller is the sole and absolute owner of each of the Work and has good and marketable title to each of the Work, and each of the Work, at the time of transfer of title, will be free and clear of any and all rights, claims, Liens, mortgages, security interests, or other encumbrances held by any person.

(v)	Each of the Work, individually and collectively, does not infringe the rights of any person or entity, including trademark, copyright, privacy and publicity rights.

(vi)	The execution, delivery and performance by the Seller of this Agreement to which the Seller is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

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(vii)	The Seller has certain agreement, understanding or relationship with Zhong He Tang Museum, where the Work is currently located, and upon execution of this Agreement, the Work may be stored and maintained at Zhong He Tang Museum.

(viii)	The Transaction Securities to be received by such Seller hereunder will be acquired for such Seller’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Seller’s right at all times to sell or otherwise dispose of all or any part of such Transaction Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Seller to hold the Transaction Securities for any period of time. Such Seller is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(ix)	Such Seller acknowledges that the purchase of the Transaction Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Transaction Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(x)	Such Seller has had an opportunity to receive all information related to the Company and the Transaction Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Transaction Securities. Neither such inquiries nor any other due diligence investigation conducted by such Seller shall modify, amend or affect such Seller’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Seller acknowledges that it has reviewed the SEC Documents filed by the Company since September 19, 2017 through the date of this Agreement.

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(xi)	Such Seller understands that the Transaction Securities are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Seller understands that, except as provided below, certificates evidencing the Transaction Securities will bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any jurisdiction in connection with the issuance of sale of the Transaction Securities, the legend required by such state authority.

(xii)	Such Seller is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

(xiii)	Such Seller did not learn of the investment in the Transaction Securities as a result of any public advertising or general solicitation.

(xiv)	Seller will not have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Seller, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Seller.

(xv)	The Seller understands that the Company, in its sole discretion, may register any part of the Transaction Securities with the Securities and Exchange Commission (the “SEC”) at its cost in the future and the Seller has no right or privilege to force the Company to register any Transaction Securities with the SEC.

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B. The Seller will indemnify, defend, and hold the Buyer harmless from any and all demands, claims, suits, judgments, obligations, damages, losses, or other liability including all attorney’s fees and other costs, fees, and expenses, suffered or incurred by, or asserted or alleged against, the Buyer arising by reason of or in connection with, the Seller’s breach, falsity, or inaccuracy in any representation or warranty contained in this Agreement.

C. The benefits of the representations, warranties, covenants, and indemnities contained in this Agreement shall survive completion of the transaction contemplated by this Agreement.

D. The Seller agrees to allow the Buyer and its representative to inspect the Work at its current and future location during the business hours with one (1) day advance notice to the Seller at any time before and after the execution of this Agreement.

E. Subject to Section 2 hereof, the Seller agrees and acknowledges that in the event that both Parties agree to the Relocation of any of the Work, the Seller shall notify the Buyer properly as set forth in Section 16 hereof when and where such Work will be transported and stored.

5. Buyer’s Representations and Warranties. The Company represents, warrants and covenants to the Seller that:

A. Each of the Company and its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Transaction Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of this Agreement and other related documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of this Agreement and related documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

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“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under this Agreement and related documents (as defined below).

B. The Transaction Securities to be issued to the Seller pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Seller to this Agreement, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

C. No Conflicts. The execution, delivery and performance of this Agreement and related documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) will not: (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or By-laws each as amended to date; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents, each as amended to date. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Transaction Securities in accordance with the terms hereof.

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“Securities Act” means the Securities Act of 1933, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

D. As of May 16, 2018, the authorized capital stock of the Company consisted of 150,000,000 shares of common stock, par value $0.001 per share and 100,288,079 shares of the Company’s common stock were issued and outstanding as of May 16, 2018. There were no outstanding and unexercised securities, such as options and warrants that can be converted or exchanged into the Company’s common stock as of May 16, 2018. Pursuant to a share exchange agreement entered by the Company and other parties on April 6, 2018, the Company is obligated to issue additional 40,000,000 shares of common stock to two persons and the Company is processing such issuance. Subject to the terms and conditions of this Agreement, the Company will promptly increase its authorized common stock to be able to issue the full amount of Transaction Securities to the Seller.

E. Since September 19, 2017, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Seller via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2017 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

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F. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

G. Except as set forth in the SEC Documents, to the Company’s knowledge there is no action, suit, claim, proceeding, inquiry or investigation pending before or by any court, public board, government agency, self-regulatory organization or body or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect.

H. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Transaction Securities being offered hereby.

6. Title. Title to the Work shall pass from the Seller to the Buyer upon the duly execution of this Agreement by both Parties in the city of Shenzhen, China (the “Place of Sale”).

7. Expenses. The Seller will pay all costs and expenses, including insurance and maintenance, without time limit. The Seller will insure the Work for at least the full Purchase Price and to name the Buyer and the Seller as insured parties as their interests may appear.

8. Confidentiality. Neither the Buyer nor the Seller will disclose the Purchase Price or other terms of this Agreement to any third party (except advisors or consultants with a need to know) without the other’s written consent, except as necessary to carry out the terms of this Agreement or as may be required by law. The terms of this Paragraph shall survive the closing or termination of this Agreement for any reason. The parties further agree that the Buyer must approve any press release about this acquisition prior to the publication of such release.

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9. Transfer Restrictions of the Transaction Securities.

A. The Seller understands that:

(i) The sale or resale of all or any portion of the Transaction Securities have not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Transaction Securities may not be transferred unless:

(a) Reserved;

(b) the Seller shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(c) Reserved;

(d) the Transaction Securities are sold pursuant to Rule 144; or

(e) the Transaction Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each of (d) and (e), the Seller shall have delivered to the Company a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Transaction Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

10. Certificate of Authenticity.

Seller agrees to transfer to the Buyer an original certificate of authenticity for the Work in form reasonably satisfactory to the Buyer, signed by the Artist, gallery, appraiser or museum, if applicable.

11. Storage and Maintenance. After the change of ownership as set forth herein, the Company shall have the Seller manage and maintain the Work for a period of one year from the date of this Agreement, subject to automatic renewal of another period of one year (each, a “Bailment Period”). During each Bailment Period, the Company and Seller agree that the Seller shall be responsible for any damages or losses of the Work covered by the insurance policies of the Work or beyond the coverage of such insurance policies.

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12. Preservation Copies for Media Works.

In order to facilitate the long-term preservation of the Work, the Buyer shall have the right to make copies and migrate the media to new formats for the purpose of preservation.

13. Reserved.

14. Documentation Relating to the Work.

Within five (5) business days from execution of this Agreement, the Seller shall deliver or cause to be delivered all the documents related to the Work (“Related Documents”), including without limitation the certificate issued by each appraising institution of each of the Work, insurance carrier’s report on each of the Work, storage condition, display history and previous owner history, to the Buyer’s office as set forth in Section 16 herein or another location as requested by the Buyer (the “Delivery Location”).

15. Installation Details.

Where applicable, in order to preserve the integrity of any and all of the Work, the Seller agrees to provide the Buyer with written instructions signed by the qualified persons relating to current and future installations of the Work and/or copies of any supporting materials related to future installation that may be in the Seller’s possession (the “Installation Plan”) which plan shall incorporate the Buyer’s reasonable requests. If no Installation Plan is provided, Seller agrees that Museum shall be authorized to use its good faith judgment to determine an appropriate installation plan.

16. Miscellaneous.

A. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Buyer or Company:

National Art Exchange, Inc.

200 Vesey Street, 24Fl, Unit 24183

New York NY 10281

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With a copy to: Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americans, 37th Floor

New York, New York 10036

Telephone: 212-930-9700

Facsimile: 212-930-9275

Attention: Jay Kaplowitz, Esq. and Huan Lou, Esq.

The Seller:

As per the contact information provided on the signature pages hereof.

B. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Party shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

C. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

D. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

E. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Seller shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 9 hereof, the Seller may, without the consent of the Company, assign its rights hereunder to any person that purchases Transaction Securities in a private transaction from the Seller or to any of its “affiliates,” as that term is defined under the Exchange Act.

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F. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

G. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the Seller or its successor.

H. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Agreement and related documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement and related documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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I. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

J. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

K. The decision of the Seller to purchase the Transaction Securities pursuant to this Agreement has been made by such Seller independently and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made. Except as otherwise provided in this Agreement or any other transaction document, the Seller shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents. The Seller has been represented by its own separate legal counsel in connection with the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THE BUYER
National Art Exchange, Inc.

By:	/s/ Qingxi Meng
Name:	Qingxi Meng
Title:	Chief Executive Officer

SELLER: Chinese Culture Exchange Holdings Limited

Purchase Price: $3,995,460,000 RMB (equivalent to approximately $627,023,919 U.S. dollars) paid in an aggregate of 52,251,993 shares of the Buyer’s common stock

Name:	/s/ Junqi Ding
Title:
Address:
Email:
Telephone:
Fax:

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Schedule A

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